LOAN  AND  SECURITY  AGREEMENT


	THIS LOAN AND SECURITY AGREEMENT is made this 12th day of October, 1995, by and between SHAWMUT CAPITAL CORPORATION ("Lender"), a Connecticut corporation with an office at 6060 J. A. Jones Drive, Suite 200, Charlotte, North Carolina 28287; and ATLANTIC COAST AIRLINES ("Borrower"), a California corporation with its chief executive office and principal place of business at 1 Export Drive, Sterling, Virginia 20164; and ATLANTIC COAST AIRLINES, INC. ("Parent"; Borrower and Parent being herein collectively called the "Loan Parties" and, individually, a "Loan Party"), a Delaware corporation with its chief executive office and principal place of business at 1 Export Drive, Sterling, Virginia 20164. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

0. 	CREDIT  FACILITY

 	Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to the amount of the Revolver Loan Facility available upon Borrower's request therefor, as follows:

0 .	Loans.	 Lender agrees, for so long as no Default or Event of
Default exists and subject to the provisions of Section 9 below, to make Revolver Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time.

1 .	Use of Proceeds of Revolver Loans.  The Borrower shall use the proceeds of the Revolver Loans as follows:

 				 (i)	On the Closing Date, the proceeds of the initial
Revolver Loan  shall be used solely for the purposes of (i) paying and satisfying in full Borrower's Indebtedness owing to Congress, and (ii) paying the costs associated with the closing of the transactions contemplated by this
Agreement; and

 				(ii)	All other Revolver Loans made on or after the
Closing Date shall be used solely for Borrower's general working capital needs in a manner consistent with the provisions of this Agreement and Applicable Law and for any other purposes not inconsistent with this Agreement.

2 .	Reduction of Revolver Loan Facility.  Borrower shall have the right from time to time, upon not less than ninety (90) days written notice to Lender, to reduce permanently the amount of the Revolver Loan Facility. Each such reduction of the Revolver Loan Facility shall be in the amount of $1,000,000 or such amount which is in an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall constitute the entire Revolver Loan Facility then existing as a result of any one or more previous reductions thereof. Each reduction of the Revolver Loan Facility shall be accompanied by payment of the Revolver Loans to the extent that the aggregate principal amount of the Revolver Loans then outstanding exceeds the Borrowing Base after giving effect to such reduction.

1. 	INTEREST,  FEES  AND  CHARGES

0 .	Interest.

 .0 .	Rate of Interest.  Subject to the provisions of subsections
2.1.3 and 2.1.5 of this Agreement, Borrower agrees to pay interest on the unpaid principal amount of the Loans outstanding from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a variable rate per annum equal to the Base Rate in effect from time to time plus one and one-half percent (1.5%) (the "Specified Percentage").



 .1 .	Computation of Interest.

( ) 					Interest shall be calculated on a daily basis
(computed on the actual number of days elapsed over a year of 360 days) on the principal balance of the Loans outstanding at any time or from time to time.
The calculation of interest on the basis of a 360-day year, as opposed to a year of 365 days, results in a higher effective rate of interest hereunder.
The applicable rates of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.

(i) 	Interest on each Loan shall accrue from and
including the date of such Loan to but excluding the date of any repayment thereof; provided, however, that if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Accrued interest on all Loans shall be paid upon the earliest of (1) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (3) the Expiration Date.

 .2 .	Default Rate of Interest.  Upon and after the occurrence of an
Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

 .3 .	Maximum Interest.  Regardless of any provision contained in this
Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate.
 If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rate of interest set forth in subsection 2.1.1 of this Agreement, and in the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this subsection.

 	2.1.5.	Adjustment in Rate of Interest.  Provided no Default or Event of
Default then exists, the Specified Percentage shall be decreased by one quarter of one percent (0.25%) if, for the fiscal year of the Loan Parties ending December 31, 1995, the Consolidated Adjusted Net Earnings From Operations exceed $4,800,000 and the Consolidated Debt Service Coverage Ratio is not less than 1.4 to 1.0 as reflected on the audited financial statements of the Loan Parties required to be delivered to Lender pursuant to Section 8.1.3(i) hereof, and an additional one quarter of one percent (0.25%) if, for the fiscal year of the Loan Parties ending December 31, 1996, Consolidated Adjusted Net Earnings From Operations exceed $7,200,000 and the Consolidated Debt Service Coverage Ratio is not less than 2.3 to 1.0, as reflected on such audited financial statements. Any decrease in the Specified Percentage pursuant to this subsection 2.1.5 shall become effective on the first day of the calendar month next following the month in which Lender receives the audited financial statements of the Loan Parties required to be submitted to Lender pursuant to
Section 8.1.3(i) hereof.

1 	Fees.

 .0 .	Closing Fee.  Borrower shall pay to Lender a closing fee of
$75,000, one half of which shall be paid concurrently with the initial Revolver Loan hereunder and the balance payable upon the sooner to occur of (i) ninety
(90) days after the Closing Date or (ii) the Expiration Date. The entire amount of the closing fee shall be fully earned upon Lender's making of the initial Revolver Loan hereunder.

 .1 .	Unused Line Fee.  Borrower shall pay to Lender a fee equal to one-half of one percent (0.5%) per annum of the amount by which seventy-five percent (75%) of the Revolver Loan Facility exceeds the Average Monthly Loan Balance. The unused line fee shall begin to accrue on the Closing Date and shall be payable monthly in arrears on the first day of each calendar month hereafter and upon the Expiration Date.

2 .	Computation of Interest and Fees.  Interest, fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first (1st) Business Day after receipt by Lender of such items in immediately available funds in Lender's account located at Harris Trust & Savings Bank in Chicago, Illinois, and Lender shall be deemed to have received such item of payment on the date specified in Section 3.3 hereof.

3 .	Audit and Appraisal Fees and Expenses.  Additionally, Borrower
shall pay to Lender all reasonable out-of-pocket expenses from time to time incurred by Lender in connection with audits and appraisals of Borrower's books and records and of the Collateral and such other matters related thereto as Lender shall deem appropriate; provided, however, for so long as no Default or Event of Default exists, the maximum amount of such audit and appraisal expenses for which Borrower shall be obligated to pay Lender for any Loan Year shall not exceed the sum of $8,000.

4 .	Reimbursement of Expenses.  If, at any time or times regardless of whether or not an Event of Default then exists (except as otherwise set forth below), Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) subject to the provisions of the last sentence of this Section 2.5, the preparation, negotiation, execution and delivery of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, (ii) reasonable charges for Persons whom Lender may engage from time to time during the existence of an Event of Default to render opinions concerning the books, records and financial condition of Borrower and the condition and value of the Collateral; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; provided, however, Borrower shall not be obligated for the expenses and costs of Lender set forth in this Section 2.5(iii) in connection with any litigation, contest, dispute, suit, proceeding or action initiated by Lender or Borrower in which Borrower is ultimately the prevailing party; (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral after the occurrence and during the continuance of an Event of Default; or (vi) the filing and recording of the financing statements and all other documents required by Lender to perfect Lender's Lien in the Collateral, including, without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording, and the conducting of searches in all filing offices at such intervals as Lender may determine to confirm the priority of Lender's Lien in the Collateral; then all such reasonable legal and accounting expenses and other reasonable costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.5 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolver Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof. Notwithstanding the provisions of the foregoing
Section 2.5(i), Borrower shall be responsible for paying or reimbursing Lender for no more than $35,000 of reasonable legal fees and expenses incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents for which Borrower shall be supplied with a reasonably detailed and itemized statement.

5 .	Bank Charges.  Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of proceeds of Loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

6 .	Capital Adequacy.  If after the date hereof Lender determines that
(a) the adoption of any Applicable Law, rule or regulation regarding capital requirements for banks or bank holding companies or the subsidiaries thereof,
(b) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material:

 				(i)	Lender shall promptly, after Lender's
determination of such occurrence, give notice thereof to Borrower; and

 				(ii)	Commencing ninety (90) days after Lender's
giving notice to Borrower as set forth in clause (i) above, Borrower shall pay to Lender, as an additional fee from time to time, on demand, such amount as Lender certifies to be the amount that will compensate Lender for such reduction.

 	A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.7 all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

2. 	LOAN  ADMINISTRATION.

0 .	Manner of Borrowing Loans and Disbursements.  Borrowings of Loans
shall be made and funded as follows:

 .0 .	Loan Requests.

( )    Whenever Borrower desires to borrow pursuant to
this Agreement, Borrower shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such borrowing request (a "Notice of Borrowing"). Such Notice of Borrowing shall be given by Borrower no later than 12:00 noon Charlotte, North Carolina time at the office of Lender designated by Lender from time to time on the Business Day of the requested date of such borrowing. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Borrowing shall specify (i) the principal amount of the borrowing and (ii) the date of borrowing (which shall be a Business Day).

(i) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a request by Borrower for a Revolver Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of each such Revolver Loan may be disbursed by Lender by way of direct payment of the relevant Obligation. Within a reasonable time after the payment by Lender of any fees or other charges that are not of a routine or administrative nature, Lender shall give Borrower notice thereof and send to Borrower (if available to Lender) any invoice or other supporting documentation for such fee or other charge.

(ii) As an accommodation to Borrower, Lender may permit telephonic requests for borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

 .1 .	Disbursement.  Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested by Borrower, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolver Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

1 .	Payments.  Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

 .0 .	Repayment of Revolver Loans.  Borrower's obligation to pay the principal of, and interest on, the Revolver Loans shall be evidenced by the Loan Account (a statement of which shall be furnished monthly to Borrower pursuant to Section 3.6 hereof) and all outstanding principal amounts and accrued interest with respect to the Revolver Loans shall be due and payable as follows:

( )    The Revolver Loans shall be paid by Borrower to
Lender immediately upon the earliest of (1) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of such proceeds, (2) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such Revolver Loans, or (3) the Expiration Date. Interest accrued on the principal amount of Revolver Loans shall be calculated and paid as provided in Section 2.1 hereof.

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Overadvance Condition shall exist, Borrower shall, without the necessity of a demand, repay the outstanding Revolver Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all such Revolver Loans by an amount equal to such excess.

 .1 .	Costs, Fees and Charges.  Costs, fees and charges payable
pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

 .2 .	Other Obligations.  The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

2 .	Application of Payments and Collections.  All items of payment received by Lender by 1:00 p.m., Charlotte, North Carolina time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 1:00 p.m., Charlotte, North Carolina time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records, provided such application of payments and collections is made in a manner consistent with this Agreement and the other Loan Documents. If as the result of the clearance and collection of all Accounts of Borrower through ACH and the direct payment of all funds credited to Borrower's Clearing Bank Account to Lender for application to the Obligations, all as provided in subsections 6.2.5 and 6.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

3 .	All Loans to Constitute One Obligation.  The Loans shall constitute one general Obligation of Borrower and shall be secured by Lender's Lien in all of the Collateral.

4 .	Loan Account.  Lender shall enter all Revolver Loans as debits to
Borrower's Loan Account and shall also record in the Loan Account all payments made by Borrower on the Revolver Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein other debits and credits, including interest and all charges and expenses, properly chargeable to Borrower under this Agreement and the other Loan Documents.

5 .	Statements of Account.  Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days after the date on which such accounting is deemed to have been sent pursuant to section 11.8. Such notice shall only be deemed an objection to those items specifically objected to therein.

3. 	TERM  AND  TERMINATION

0 .	Term of Agreement.  Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the last day of the month hereof, through and including September 30, 1998 (the "Original Term"), and this Agreement shall automatically renew itself for one
(1) year periods thereafter (each a "Renewal Term"), unless earlier terminated as provided in Section 4.2 hereof.

1 .	Termination.

 .0 	Termination by Lender.  Upon at least ninety (90) days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

 .1 	Termination by Borrower.  Upon at least ninety (90) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice.

 .2 	Termination Upon Expiration of United Express Operating
Agreement. This Agreement shall, at Lender's option, automatically terminate three (3) months before the United Express Termination Date.

 .3 	Termination Charges.  At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the product obtained by multiplying the highest of the Average Monthly Loan Balance during the immediately preceding 12-month period ending with the month immediately preceding the date of such termination (or shorter period of time this Agreement is in effect), times two percent (2%) if termination occurs during the First Loan Year; and one percent (1%) if termination occurs during either the Second or Third Loan Year or during any Renewal Term in the event that Borrower pays any amounts to Lender pursuant to Section 2.7 of this Agreement as a result of a determination by Lender that such payment is required thereunder, Borrower may, within ninety (90) days after Lender's giving Borrower written demand for payment of any such amount, terminate this Agreement without the payment of any termination fee. If termination occurs on the last day of the Original Term or any Renewal Term, no termination charge shall be payable.

 .4 	Effect of Termination.  Upon the Expiration Date, all of the
Obligations shall be immediately due and payable. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment constituting uncollected funds received by Lender from Borrower or any Account Debtor and applied to the Obligations before final collection, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem reasonably necessary to protect Lender from any such loss or damage.

4. 	SECURITY  INTERESTS

0 .	Security Interest in Collateral.  To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

( ) 	All Accounts;

(i) 	All General Intangibles;

(ii) 	All Documents;

(iii) 	All Instruments;

(iv) 	All Chattel Paper;

(v) 	All tickets, exchange orders and other billing
documents for the air transportation of passengers and property, whether processed or unprocessed;

(vi) 	All right, title and interest of Borrower in and to the
settlement accounts maintained with the Clearing Bank and all sums now or hereafter in, payable to or withdrawable from such accounts;

(vii) 	All monies and other Property of any kind now or at any
time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

(viii) 	All accessions to, substitutions for and all
replacements, products and cash and non-cash proceeds of (i) through (viii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

(ix) 	All books and records (including, without limitation,
customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (ix) above.

1 .	Lien Perfection; Further Assurances.  At Lender's request, Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and, at Lender's request, shall take such other action as may be directed by Lender to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.
 At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

5. 	COLLATERAL  ADMINISTRATION

0 .	General

 .0 	Location of Collateral.  All Collateral will at all times be kept by Borrower at its chief executive office set forth in Exhibit B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for a relocation of Borrower's chief executive office to another location within the continental United States if
(i) Borrower gives Lender written notice of such new location at least 60 days prior to moving the Collateral to such new location, and (ii) Lender's Lien in the Collateral is and continues to be a duly perfected Lien thereon (and Borrower shall have taken such action as may be required pursuant to Section
5.2 hereof to perfect Lender's Lien thereon) subject to no other Lien thereon except for Permitted Liens.

 .1 	Protection of Collateral.  All expenses of protecting, storing, handling and maintaining the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the collection thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's possession) or for any diminution in the value thereof, but the same shall be at Borrower's sole risk.

1 .	Administration of Accounts.

 .0 	Records, Schedules and Assignments of Accounts.  Borrower shall keep accurate and complete records in accordance with standard air carrier industry practice of its Accounts and all payments and collections thereon and shall submit to Lender:

 			(i)	On such periodic basis as Lender shall request, but no
less frequently than weekly, a Borrowing Base Certificate;

 			(ii)	Copies of each recap sheet submitted to the ACH under
the ACH Procedure Manual concurrently with the sending thereof to ACH;

 			(iii)	Copies of each monthly settlement sheet received from
ACH pursuant to the ACH Procedure Manual, no later than the third (3rd)
Business Day after the receipt thereof; and

 			(iv)	Upon Lender's request therefor, copies of all interline
invoices submitted to, or received from, ACH under the ACH Procedure Manual, and such other matters and information relating to the Accounts of Borrower included on any Borrowing Base Certificate as Lender shall from time to time reasonably request.

 	In addition, if Accounts owing by any Account Debtor to Borrower in an aggregate amount in excess of $25,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence no later than the second (2d) Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.
 .1 	Discounts, Allowances, Disputes.  If Borrower grants any
discounts or allowances that are not reflected in the calculation of the face value of each Account involved, Borrower shall report such discounts or allowances to Lender as part of the next required Borrowing Base Certificate. In the event any amounts due and owing in excess of $25,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Borrowing Base Certificate, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

 .2 	Taxes.  If an Account of Borrower includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

 .3 	Account Verification.  Whether or not a Default or an Event of
Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to take reasonable steps to verify the validity, amount or any other matter relating to any Accounts of Borrower by verbal or written communications. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

 .4 	Transmission of Funds.  Borrower shall cause all funds credited to its Clearing Bank Account to be sent by federal funds wire transfer to the account of Lender referred to in Section 2.3 of this Agreement.

 		6.2.6	Collection of Accounts and Other Proceeds of
Collateral. All Eligible Accounts of Borrower shall be cleared and collected for payment by ACH pursuant to the ACH Procedure Manual. After the occurrence of an Event of Default, all funds, items of payment or other remittances received by Borrower on account of, or with respect to, its Accounts or the proceeds of any other Collateral shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and, no later than the first (1st) Business Day after receipt, Borrower shall immediately forward the same in kind to Lender for application to the Obligations. All funds credited to the Clearing Bank Account shall immediately become the property of Lender, and Borrower shall obtain the agreement by the Clearing Bank in favor of Lender to waive any offset rights the Clearing Bank may otherwise have against the funds so credited. Lender assumes no responsibility for the Clearing Bank Account or its maintenance or operation, including, without limitation, any claim of accord and satisfaction or release with respect to deposits made by the Clearing Bank thereto.

2 .	Payment of Charges.  All amounts chargeable to Borrower under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolver Loans from time to time.

6. 	REPRESENTATIONS  AND  WARRANTIES

0 .	General Representations and Warranties.  To induce Lender to enter into this Agreement and to make Loans hereunder, each Loan Party warrants, represents and covenants to Lender that:

 .0 	Organization and Qualification.  Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Loan Party is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary or in which the failure of such Loan Party or its respective Subsidiaries to be so qualified would have a Material Adverse Effect.

 .1 	Corporate Power and Authority.  Each Loan Party is duly
authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents by each Loan Party have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of such Loan Party; (ii) contravene such Loan Party's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause such Loan Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability such Loan Party; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by such Loan Party.

 .2 	Legally Enforceable Agreement.  This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its respective terms.

 .3 	Capital Structure.  Exhibit D hereto states (i) the name of each corporate or joint venture Affiliates of each Loan Party and the nature of the affiliation, (ii) the number, nature and holder of all outstanding Securities of each Loan Party, and (iii) the number of authorized, issued and treasury shares of each Loan Party. Each Loan Party has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Loan Party or any its respective Subsidiaries, except as listed on Exhibit D. There are no outstanding agreements or instruments binding upon any Loan Party's shareholders relating to the ownership of its shares of capital. Borrower is a wholly-owned Subsidiary of Parent and is the only Subsidiary of Parent. Borrower has no Subsidiaries.

 .4 	Corporate Names.  No Loan Party  has been known as or used any corporate, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, no Loan Party has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

 .5 	Chief Executive Office.  Each Loan Party's  chief executive
office is as listed on Exhibit B hereto.

 .6 	Title to Properties; Priority of Liens.  Each Loan Party has
good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, and, in the case of the Collateral, free and clear of all Liens except Permitted Liens. Each Loan Party has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Loan Party's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to those Permitted Liens that are expressly stated to have priority over the Liens of Lender.

 .7 	Accounts.  Lender may rely, in determining which Accounts of
Borrower are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account listed on a Borrowing Base
Certificate:

( ) 	It is genuine and in all respects what it
purports to be, and it is not evidenced by a judgment;

(i) 	It arises out of a completed, bona fide
rendition of air transportation services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

(ii) 	It is for a liquidated amount maturing as stated
in the duplicate invoice covering such service, a copy of which has been furnished or is available to Lender;

(iii) 	To the best knowledge of Borrower, such Account,
and Lender's Lien therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, deduction, defense, dispute, counterclaim or any other adverse condition except for, in the case of Accounts owing by United, United's right of setoff for current amounts owing under the United Express Agreements, and in the case of all other Accounts, offsets arising in the ordinary course of business for settlement through the ACH under the ACH Agreement in accordance with the ACH Procedure Manual, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

(iv) 	Borrower has made no agreement with any Account
Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except for, in the case of Accounts owing by United, United's right of setoff for amounts owing under the United Express Agreements, and except for discounts or allowances reported to Lender pursuant to Section 6.2.2 hereof;

(v) 	To the best knowledge of Borrower, there are no
facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

(vi) 	To the best of Borrower's knowledge, the Account
Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

(vii) 	To the best of Borrower's knowledge, there are
no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.


 .8 	Financial Statements; Fiscal Year.

( ) 	The Consolidated and consolidating balance
sheets of the Loan Parties and such other Persons described therein (including the accounts of all Subsidiaries of each Loan Party for the respective periods during which a Subsidiary relationship existed) as of December 31, 1992, December 31, 1993, December 31, 1994 and June 30, 1995, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of the Loan Parties and such Persons as of such dates and the results of the Loan Parties' operations for such periods. Since June 30, 1995, there has been no material change in the condition, financial or otherwise, of any Loan Party and such other Persons as shown on the Consolidated balance sheet as of such date;

(i) 	The Consolidated and consolidating balances
sheets of the Loan Parties and such other Persons described therein, and the related statements of income, changes in stockholder's equity, and changes in financial position, which are from time to time delivered to Lender pursuant to
Section 8.1.3 of this Agreement fairly present the financial position of the Loan Parties and such Persons at such dates and the results of the operations of the Loan Parties and such Persons for the periods set forth therein; and

 			                                                       (iii)	The
fiscal year of each Loan Party ends on December 31 of each year.

 .9 	Full Disclosure.  The financial statements referred to in
subsection 7.1.9 hereof do not, nor does this Agreement or any other written statement of any Loan Party or its respective Subsidiaries to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to any Loan Party which such Loan Party has failed to disclose to Lender in writing which materially affects adversely or, so far as can now be foreseen, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of a Loan Party or the ability of a Loan Party to perform this Agreement or the other Loan Documents.

 .10 	Solvent Financial Condition.  The Loan Parties are now and,
after giving effect to the Loans to be made hereunder, at all times will be, Solvent on a Consolidated basis.

 .11 	Surety Obligations.  No Loan Party is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person other than the other Loan Party.

 .12 	Taxes.  The federal tax identification number of each Loan Party is shown on Exhibit F hereto. Each Loan Party has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, except to the extent being Properly Contested. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year.

 .13 	Brokers.  There are no claims for brokerage commissions,
finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

 .14 	Patents, Trademarks, Copyrights and Licenses. Each Loan Party
owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business, without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit G hereto.

 .15 	Governmental Consents.  Each Loan Party has, and is in good
standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

 .16 	Compliance with Laws.  Each Loan Party has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law and there have been no citations, notices or orders of noncompliance issued to any Loan Party or any of its respective Subsidiaries under any such law, rule or regulation where such non-compliance could reasonably be expected to have a Material Adverse Effect. Each Loan Party and its respective Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it.

 .17 	Restrictions.  No Loan Party  is a party or subject to any
contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Loan Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Loan Party or any of its respective Subsidiaries, as applicable.

 .18 	Litigation.  Except as set forth on Exhibit I hereto, there are no actions, suits, proceedings or investigations pending or threatened against or affecting any Loan Party, or the business, operations, Properties, prospects, profits or condition of any Loan Party, and no such action, suit or proceeding will, if decided adversely, have a Material Adverse Effect. No Loan Party is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

 .19 	No Defaults.  No event has occurred and no condition exists
which would, upon or after the execution and delivery of this Agreement or any Loan Party's performance hereunder, constitute a Default or an Event of Default. No Loan Party is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

 .20 	Leases.  Each Loan Party is in compliance in all material
respects with all of the terms of each of its respective capitalized and operating leases.

 .21 	Pension Plans.  Except as disclosed on Exhibit J hereto, no Loan
Party has any Plan. Each Loan Party is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a Material Adverse Effect exists in connection with any Plan. No Loan Party has any withdrawal liability in connection with a Multiemployer Plan.

 .22 	Trade Relations.  There exists no actual or threatened
termination, cancellation or limitation of, or any modification or change in, the business relationship between any Loan Party and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Loan Party, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Loan Party or prevent any Loan Party from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

 .23 	Labor Relations.  Except as described on Exhibit K hereto, no
Loan Party is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Loan Party's or any of its respective Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

1 .	Continuous Nature of Representations and Warranties.  Each
representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of a Loan Party's business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are not expressly prohibited by this Agreement or the other Loan Documents.

2 .	Survival of Representations and Warranties.  All representations and warranties of each Loan Party contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

7. 	COVENANTS  AND  CONTINUING  AGREEMENTS

0 .	Affirmative Covenants.  During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Loan Party covenants that, unless otherwise consented to by Lender in writing, it shall:

 .0 	Visits and Inspections.  Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours upon reasonable advance notice, to visit and inspect the Properties of each Loan Party, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Loan Party's business, assets, liabilities, financial condition, business prospects and results of operations.

 .1 .	Notices.  Notify Lender in writing (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) promptly after a Loan Party's learning thereof, of the commencement of any litigation affecting any Loan Party or any of its Properties, whether or not the claim is considered by such Loan Party to be covered by insurance, and of the institution of any administrative proceeding which, in either case, if decided adversely could reasonably be expected to have a Material Adverse Effect; (iii) promptly after the execution of any amendment or modification to the United Express Operating Agreement that would extend the United Express Termination Date and send to Lender a copy thereof; (iv) promptly after a Loan Party's learning thereof, of any organized labor dispute of a material nature to which a Loan Party may become a party, any strikes or walkouts by organized labor relating to any of its facilities, and the final expiration of any collective bargaining agreement to which it is a party or by which it is bound; (v) promptly after a Loan Party's learning thereof, of any material default by any Loan Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of such Loan Party exceeding $200,000; (vi) promptly after the occurrence thereof, of any Default or Event of Default;
(vii) promptly after the occurrence thereof, of any default or event of default by Borrower or United under any of the United Express Agreements; (viii) promptly after the rendition thereof, of any judgment rendered against a Loan Party in an amount exceeding $200,000 which is not fully covered by insurance; and (ix) of the ordering of any services from United under the United Express Emergency Response Agreement, and give Lender full particulars of the services ordered and the estimated costs thereof.

 .2 	Financial Statements.  Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

( ) 						not later than 91 days after the close of
each fiscal year of the Loan Parties, audited financial statements of the Loan
Parties as of the end of such year, on a Consolidated and consolidating basis, certified by BDO Seidman or other firm of independent certified public accountants of recognized standing selected by the Loan Parties but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

(i) 						not later than 60 days after the end of
the months of January, February and December in each fiscal year of the Loan
Parties, and 45 days after the end of each other month in each fiscal year of the Loan Parties, unaudited interim financial statements of the Loan Parties as of the end of such month and of the portion of the Loan Parties' financial year then elapsed, on a Consolidated and consolidating basis, certified by a financial officer of the Loan Parties as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of the Loan Parties for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(ii) 						promptly after the sending or filing
thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which each Loan Party files with the Securities and
Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

(iii) 						currently with the delivery of the monthly
financial statements described in clause (ii) of this subsection 8.1.3, an accurate and complete report of the accounts payable of the Loan Parties, in form and substance satisfactory to Lender;

(iv) 						promptly after the filing thereof, copies
of any annual report to be filed with ERISA in connection with each Plan; and

(v) 						such other data and information (financial
and otherwise) maintained by the Loan Parties as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan
Party's financial condition or results of operations.

 		Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, the Loan Parties shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of the Loan Parties performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans.
No later than ten days after receipt of the accountants' letter to the management of the Loan Parties that is prepared in connection with the financial statements described in clause (i) of this subsection 8.1.3, but in no event later than 150 days after the end of each fiscal year, the Loan Parties shall forward to Lender a copy of such accountants' letter. Concurrently with the delivery of the financial statements described in clause
(i) of this subsection 8.1.3 and those financial statements described in clause
(ii) of this subsection 8.1.3 which are for the last month in a fiscal quarter of the Loan Parties, the Loan Parties shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit L hereto executed by a financial officer of the Loan Parties.

 .3 	Projections.  No later than 45 days after the end of each fiscal year of the Loan Parties, deliver to Lender Projections of the Loan Parties for the forthcoming fiscal year, month by month.

 .4 	Taxes and Liens.  Pay and discharge all taxes prior to the date on which such taxes become delinquent or penalties attach thereto, except and only to the extent that such taxes are being Properly Contested. Each Loan Party shall also pay, discharge or provide a bond with respect to, any lawful claims which, if unpaid or unbonded, might become a Lien against any Property of any Loan Party except for Permitted Liens.

 .5 	Tax Returns.  File all federal, state and local tax returns and other reports any Loan Party is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon it, its income or its profits, or upon any Property belonging to it.

 .6 	Compliance with Applicable Laws.  Comply with all Applicable
Laws, and obtain and keep in force any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

 		8.1.8		Insurance.  Maintain, with financially sound and
reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including general liability) and in such amounts as is customary in the business of Borrower or as otherwise reasonably required by Lender.

1 .	Negative Covenants.  During the term of this Agreement, and
thereafter for so long as there are any Obligations to Lender, each Loan Party covenants that, unless Lender has first consented thereto in writing, it will not:

 .0 	Mergers; Consolidations; Acquisitions.  Merge or consolidate with any Person or acquire all or any substantial part of the Properties of any Person; provided, however, the foregoing restriction shall not apply to (i) a merger by Parent with and into Borrower with Borrower as the surviving corporation or (ii) a merger by Borrower with and into Parent with Parent as the surviving corporation, provided, in the case of a merger pursuant to clause
(ii) hereof, the following conditions are first satisfied by the Loan Parties:
(a) Borrower shall have given Lender not less than fifteen (15) days prior written notice of the effective date of such merger, (b) Lender shall have received, in form and substance satisfactory to Lender and its counsel, an assumption agreement as of the effective date of the merger, duly executed by Parent, pursuant to which Parent shall assume, adopt, ratify and confirm all of the Obligations of Borrower under this Agreement and the other Loan Documents, together with such other documents as Lender or its counsel may reasonably require, (c) Lender shall have received copies of all agreements, documents and instruments relating to the merger as executed by the parties thereto, including the certificates of merger as issued and certified by the Secretary of States of the jurisdictions of incorporation of each Loan Party, (d) Lender's Lien in the Collateral is and continues to be a duly perfected Lien thereon (and each Loan Party shall have taken such action as may be required pursuant to Section 5.2 hereof to perfect Lender's Lien thereon) subject to no other Lien thereon except for Permitted Liens, and (e) no Default or Event of Default shall exist immediately before or after giving effect to such merger.

 .1 	Loans.  Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

 .2 	Affiliate Transactions.  Enter into, or be a party to any
transaction with any Affiliate of a Loan Party or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Loan Party than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Loan Party.

 .3 	Limitation on Liens.  Create or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except:

( ) 		Liens at any time granted in favor of
Lender;

(i) 		Liens for taxes (excluding any Lien
imposed pursuant to any of the provisions of ERISA) not yet due or that are being Properly Contested;

(ii) 		statutory Liens arising in the ordinary
course of such Loan Party's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or such Liens are being Properly Contested and do not, in the aggregate, materially detract from the value of the Collateral or materially impair the use thereof in the operation of such Loan Party's business; and

 				(iv)		Liens of JSX in the Collateral, provided
that such Liens are at all times junior and subordinate to the Lien of Lender in the Collateral and are subject to the JSX Intercreditor Agreement; and

 				(v)		such other Liens as Lender may hereafter
approve in writing.

 .4 	Distributions.  Declare or make any Distributions, except that, commencing on March 31, 1997, Borrower may make Distributions to Parent for substantially contemporaneous Distributions by Parent on its Series A Cumulative Convertible Preferred Stock, as in existence on the Closing Date, if and only to the extent that (i) no Default or Event of Default then exists or, after giving effect to such Distribution, will exist, and (ii) such Distribution has been duly authorized by all necessary corporate action and is permitted by Applicable Law.

 .5 	Disposition of Collateral.  Sell, lease or otherwise dispose of any of the Collateral.

 .6 	Restricted Investment.  Make or have any Restricted Investment.

 .7 	Tax Consolidation.  File or consent to the filing of any
consolidated income tax return with any Person other than a Subsidiary of a Loan Party.

 .8 	Fiscal Year.  Change its fiscal year from that described in
subsection 7.1.9(iii).

 		8.2.10	Guaranties.	Become liable upon the obligations of any
Person other than the other Loan Party, by assumption, endorsement or guaranty thereof or otherwise (other than to Lender), except the endorsement of checks in the ordinary course of business.

 		8.2.11	United Express Agreements.  Enter into, or agree to,
any amendment, modification, supplement or termination of any United Express Agreement subsequent to the date of this Agreement if the effect of such amendment, modification, supplement or termination would (i) shorten the period during which the United Express Operating Agreement is in effect or (ii) increase, or could reasonably be expected to increase, the amount of any fees, charges or other Indebtedness owing by Borrower to United which, pursuant to the United Non-Offset Agreement, United is permitted to offset against the Accounts of Borrower owing by United.

 		8.2.12	ACH Membership.  Withdraw from being an associate
member of the ACH.

 		8.2.13	Subsidiaries.  Hereafter create any Subsidiary or
divest itself of any material assets by transferring them to any Subsidiary to whose existence Lender has consented.

2 .	Specific Financial Covenants.  During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Loan Party covenants that, unless otherwise consented to by Lender in writing, it shall comply with the following financial covenants:

 .0 	Consolidated Adjusted Tangible Net Worth.  The Consolidated
Adjusted Tangible Net Worth of the Loan Parties shall be not less than the amount shown below as of the date and for the period set forth below:

 								Consolidated Adjusted
 					  Date or Period		  Tangible Net Worth

 				Fiscal year ended December 31, 1995	$  3,750,000

 				Fiscal quarter ended March 31, 1996	$     100,000

 				Fiscal quarter ended June 30, 1996		$  5,100,000

 				Fiscal quarter ended September 30, 1996	$  8,650,000

 				Fiscal year ended December 31, 1996	$10,500,000

 				Fiscal quarter ended March 31, 1997	$  7,100,000

 				Fiscal quarter ended June 30, 1997		$12,600,000

 				Fiscal quarter ended September 30, 1997	$16,500,000

 				Fiscal year ended December 31, 1997	$18,100,000
 				and at all times thereafter

 .1 	Profitability.  The Consolidated Adjusted Net Earnings From
Operations of the Loan Parties shall be not less than the amount shown below for the period corresponding thereto:

 								Consolidated Adjusted Net
 					Period			Earnings From Operations

 				Fiscal quarter ended December 31, 1995	$    900,000

 				Fiscal quarter ended March 31, 1996	($3,900,000)

 				First two fiscal quarters ended June 30, 1996
$1,275,000

 								Consolidated Adjusted Net
 					Period			Earnings From Operations

 				First three fiscal quarters ended 		  $4,500,000
 				September 30, 1996

 				Fiscal year ended December 31, 1996	  $6,400,000

 				First fiscal quarter ended March 31, 1997
($2,800,000)
 				and first fiscal quarter ended of each fiscal year thereafter

 				First two fiscal quarters ended	   	  $2,700,000
 				June 30, 1997 and the first two fiscal
 				quarters of each fiscal year thereafter

 				First three fiscal quarters ended
$6,950,000
 				September 30, 1997 and the first three
 				fiscal quarters of each fiscal year thereafter

 				Fiscal year ended December 31, 1997 and
$8,300,000
 				each fiscal year thereafter

 .2 	Consolidated Debt Service Coverage Ratio.  The Consolidated Debt
Service Coverage Ratio of the Loan Parties shall be not less than the ratio shown below for the period corresponding thereto:

 						 		 Consolidated Debt Service
 					   Period			          Coverage Ratio

 				Fiscal quarter ended December 31, 1995	 1.8 to 1.0

 				Fiscal quarter ended March 31, 1996	-5.9 to 1.0

 				First two fiscal quarters ended	 	  1.0 to 1.0
 				June 30, 1996

 				First three fiscal quarters			1.75 to 1.0
 				ended September 30, 1996

 				Fiscal year ended December 31, 1996	 2.0 to 1.0

 				First fiscal quarter ended March 31, 1997 	-7.1 to 1.0
 				and the first fiscal quarter of each fiscal
 				year thereafter

 				First two fiscal quarters ended June 30,	.75 to 1.0
 				1997 and the first two fiscal quarters
 				of each fiscal year thereafter



 						 		 Consolidated Debt Service
 					   Period			          Coverage Ratio

 				First three fiscal quarters ended		2.2 to 1.0
 				September 30, 1997 and the first
 				three fiscal quarters of each
 				fiscal year thereafter

 				Fiscal year ended December 31, 1997 	2.0 to 1.0
 				and each fiscal year thereafter

 .3 	Capital Expenditures.  The Loan Parties shall not make Capital
Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate exceed the amount shown below for the period corresponding thereto:

 					Period		  	      Capital Expenditures

 				Fiscal quarter ended December 31, 1995	$3,700,000

 				Fiscal year ended December 31, 1996	$7,900,000

 				Fiscal year ended December 31, 1997	$4,150,000
 				and each fiscal year thereafter

	CONDITIONS  PRECEDENT

0 .	Conditions Precedent to Initial Revolver Loan on Closing Date.
Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender will have no obligation to make the initial Revolver Loan under Section 1 of this Agreement on the Closing Date unless and until, in addition to each of the conditions set forth in Section 9.2 hereof, each of the following conditions has been satisfied:

 .0 	Documentation.  Lender shall have received the following
documents, each to be in form and substance satisfactory to Lender and its counsel:

( ) 	Copies of all filing receipts or acknowledgments
issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected first priority security interests and Liens, subject only to those Permitted Liens which are expressly stated to have priority over the Liens of Lender;

(i) 	Copies of the Articles or Certificate of
Incorporation of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its respective jurisdiction of incorporation;

(ii) 					Good standing certificates for each Loan Party
issued by the Secretary of State or other appropriate official of such Loan
Party's jurisdiction of incorporation and each jurisdiction where the conduct of such Loan Party's business activities necessitates qualification and in which the failure of such Loan Party to be so qualified would have a Material
Adverse Effect;

(iii) 	A closing certificate signed by the chief
executive or financial officer of each Loan Party, dated as of the Closing Date, stating that (a) the representations and warranties set forth in Section 7 hereof are true and correct in all material respects on and as of such date,
(b) each Loan Party is on such date in compliance in all material respects with all the terms and provisions set forth in this Agreement and the other Loan Documents and (c) on such date no Default or Event of Default has occurred and is continuing;

(iv) 					The Security Documents duly executed, accepted
and acknowledged by or on behalf of each of the signatories thereto;

(v) 	The Other Agreements duly executed and delivered
by Borrower;

(vi) 	The favorable, written opinion of counsel to
each Loan Party as to the transactions contemplated by this Agreement and the other Loan Documents;

(vii) 					Written instructions from Borrower directing the
application of proceeds of the initial Revolver Loan made to Borrower pursuant to this Agreement on the Closing Date;

(viii) 					Certificates of the Secretary or an Assistant
Secretary of each Loan Party certifying (a) that attached thereto is a true and complete copy of the Bylaws of such Loan Party, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of such Loan Party, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated hereby and thereby, and (c) as to the incumbency and genuineness of the signature of each officer of each Loan Party executing this Agreement or any of the Loan Documents;

 				(x)	Agreement duly executed by Borrower and the
Clearing Bank providing irrevocable instructions for the wire transfer by the
Clearing Bank to Lender of all funds credited to the Clearing Bank Account, in form and substance satisfactory to Lender, together with the termination duly executed by Congress of any payment instructions to the contrary;

 				(xi)	Written confirmations from Congress of the
balance due on the Indebtedness owed to it as of the Closing Date and that simultaneously with the receipt thereof Congress will execute and deliver to Lender such releases and terminations as may be necessary to release and cancel of record its Liens in any Collateral;

 				(xii)	The duly executed JSX Intercreditor Agreement;

 				(xiii)	The duly executed United Non-Offset Agreement;

 				(xiv)	Evidence satisfactory to Lender and Lender's
counsel that United has waived all defaults and events of default which may exist under any of the United Express Agreements as of the Closing Date; and

 				(xv)	Such other documents, instruments and agreements
as Lender shall reasonably request in connection with the foregoing matters.

 .1 	No Injunction, etc.  No action, proceeding, investigation,
regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or which, in Lender's reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

 .2 	Consents.  All approvals, licenses, consents and filings
necessary to permit the transactions contemplated by this Agreement shall have been obtained and made.

 .3 	Material Adverse Change.  There shall not have occurred any
material adverse change in the financial condition, results of operations or business of Borrower or the value of the Collateral from June 30, 1995 to the Closing Date, or any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as reasonably determined by Lender.

 .4 	No Default or Event of Default.  No Default or Event of Default
shall have occurred and be continuing.

 .5 	Liens.  Lender shall be satisfied that this Agreement and the other Loan Documents create or will create, as security for the Obligations, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral in favor of Lender, subject to no other Liens other than Permitted Liens which are expressly stated to have priority over the Liens of Lender.

 		9.1.7	Closing Date.  The Closing Date shall not be after
thirty (30) days from the execution of this Agreement by Borrower to Lender.

1 .	Conditions Precedent to All Revolver Loans.  Notwithstanding any of
the provisions of this Agreement or the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender will have no obligation to make any Revolver Loan (including the initial Revolver Loan) unless and until, in addition to the conditions set forth in Section 9.1, each of the following conditions has been and continues to be satisfied:

 .0 	Events of Default.  No Default, Event of Default or Overadvance
Condition shall exist.

 .1 	Delivery of Documents.  Lender shall have received copies of all documents, reports and information required to be delivered to Lender hereunder.

 .2 	Representations and Warranties.  The representations and
warranties contained in Section 7 of this Agreement and in the Loan Documents shall be true and correct in all material respects except for changes in the nature of a Loan Party's business or operations that would render the information contained in any Exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are not expressly prohibited by this Agreement or the other Loan Documents.

2 .	Waiver of Conditions Precedent.  If Lender makes any Revolver Loan prior to the fulfillment of any of the conditions precedent set forth in Sections 9.1 and 9.2 hereof, unless Lender shall have waived in writing the fulfillment of such condition, the making of such Revolver Loan shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and each Loan Party shall thereafter use its best efforts to fulfill such condition promptly.

9. EVENTS  OF  DEFAULT;  RIGHTS  AND  REMEDIES  ON  DEFAULT

0 .	Events of Default.  The occurrence of one or more of the following events shall constitute an "Event of Default":

 .0 	Payment of Loans.  Borrower shall fail to make any payment of principal, interest or premium, if any, owing on the Loans within two (2) Business Days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

 .1 	Payment of Other Obligations.  Borrower shall fail to pay any of the other Obligations (other than those dealt with specifically in Section
10.1.1 hereof) on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall continue for a period of three (3) Business Days after Lender's giving Borrower written notice thereof.

 .2 	Misrepresentations.  Any representation, warranty or other
statement made or furnished to Lender by or on behalf of any Loan Party or any Subsidiary of any Loan Party in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section
7.2 hereof.

 .3 	Breach of Specific Covenants.  Any Loan Party shall fail or
neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1.1, 6.2, 8.1.1, 8.1.3, 8.2 or 8.3 hereof on the date that such Loan Party is required to perform, keep or observe such covenant.

 .4 	Breach of Other Covenants/Other Agreements.  Any Loan Party shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) or the Other Agreements and the breach of such other covenant or the Other Agreements is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of such Loan Party's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of such Loan Party.

 .5 	Default Under Security Documents.  Any event of default shall occur under, or any Loan Party shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable grace period.

 .6 	Other Defaults.  There shall occur any default or event of
default on the part of any Loan Party under any agreement, document or instrument to which such Loan Party is a party or by which such Loan Party or any of its Property is bound, creating or relating to any Indebtedness for Money Borrowed in excess of $200,000 in the aggregate (other than the Obligations) and such default or event of default shall continue and remain uncured beyond the applicable notice and grace period with respect thereto, if any.

 .7 	Insolvency and Related Proceedings.  Any Loan Party shall cease to be Solvent; or United or any Loan Party shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Loan Party or United under the Bankruptcy Code (if against a Loan Party or United, the continuation of such proceeding for more than 60 days); or any Loan Party shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

 .8 	Business Disruption.  Any Loan Party shall suffer the loss or revocation of any license or permit now held or hereafter acquired by any Loan Party which is necessary to the continued or lawful operation of a material part of its business; or any Loan Party shall be enjoined, restrained, or otherwise permanently prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Loan Party leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any Loan Party or United ceases scheduled air transportation services other than on a temporary basis.

 .9 	Change of Ownership. Parent shall cease to own and control,
beneficially and of record, all of the issued and outstanding stock of Borrower.

 .10 	ERISA.  If any Plan is terminated by the Pension Benefit
Guaranty Corporation or a trustee is appointed by the United States district court for any Plan, or if any Loan Party is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Loan Party's complete or partial withdrawal from such Plan.

 .11 	Challenge to Agreement.  Any Loan Party or any Affiliate of any
of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender. Nothing set forth herein shall preclude a Loan Party from enforcing its rights, and Lender's duties and obligations, under this Agreement and the other Loan Documents.

 .12 	Criminal Forfeiture.  Any Loan Party or any Subsidiary of any
Loan Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Loan Party or any Subsidiary of any Loan Party.

 .13 	Judgments.  One or more money judgments, writs of attachment or similar process is filed against any Loan Party or any Subsidiary of any Loan Party or any of their respective Property involving liability of $200,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage), and the same is not released, discharged or bonded within thirty (30) days after the entry thereof.

 .14 	Repudiation of or Default Under Guaranty Agreement. Any
Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

 .15 	ACH Procedure Manual.  Borrower shall cease scheduled air
transportation services other than on a temporary basis for a work stoppage and, in consequence thereof, ACH shall have directed the Clearing Bank to withhold twenty-five percent (25%) of the net funds due Borrower in any subsequent settlement in which Borrower is a net creditor, pursuant to paragraph 8 of the settlement regulations set forth in Section B of the ACH Procedure Manual.

 .16 	Withdrawal as Member.  Borrower shall give notice of withdrawal from the ACH Agreement.

 .17 	Termination or Breach of the United Express Operating Agreement
or the United Express Agreements. The termination for any reason of the United Express Operating Agreement by Borrower without the prior written consent of Lender as required by Section 8.2.11 hereof or by United; or Borrower shall default in the payment (beyond the applicable grace period with respect thereto, if any) with respect to any Indebtedness owing under any of the United Express Agreements or fail to perform or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the United Express Agreements, the effect of which failure is to cause, or permit, United to terminate any of the United Express Agreements.

1 .	Acceleration of the Obligations.  Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

2 .	Other Remedies.  Upon and after the occurrence of an Event of
Default, Lender shall have and may exercise from time to time the following rights and remedies:

 .0 	All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

 .1 	The right to terminate this Agreement as provided in Section
4.2.1 hereof.

 .2 	The right to notify Account Debtors to make remittance to Lender of all sums due on Accounts of Borrower, collect such Accounts directly from the Account Debtors, and take such other and further action with respect thereto as set forth in Section 11.1.2 hereof.

 .3 	The right to take immediate possession of the Collateral, and to
(i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at Borrower's chief executive office, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

 .4 	The right to sell or otherwise dispose of all or any Collateral in a commercially reasonable manner, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the reasonable costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations.
If any deficiency shall arise, Borrower shall remain liable to Lender therefor.
 If there shall be any surplus, Lender shall remit such surplus to Borrower or other Person entitled thereto.

3 .	Remedies Cumulative; No Waiver.  All covenants, conditions,
provisions, warranties, guaranties, indemnities, and other undertakings of any Loan Party contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Lender and any Loan Party, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements herein contained. The failure or delay of Lender to require strict performance by any Loan Party of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Event of Default by any Loan Party under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to the Loan Parties.

10. MISCELLANEOUS

0 .	Power of Attorney.  Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in Borrower's or Lender's name, but at the cost and expense of Borrower:

 .0 	At such time or times as Lender or its agent, in its sole
discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

 .1 	At such time or times during the existence of an Event of Default as Lender or its agent, in its sole discretion, may determine: (i) demand payment of the Accounts of Borrower from the Account Debtors, enforce payment of such Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of its Accounts; (ii) in a commercially reasonable manner settle, adjust, compromise, discharge or release any of Borrower's Accounts or other Collateral or any legal proceedings brought to collect any of such Accounts or other Collateral;
(iii) sell or assign any of Borrower's Accounts and other Collateral upon and for such commercially reasonable terms and amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to Borrower's Accounts and any other Collateral; (ix) use Borrower's stationery for the purpose of, and sign the name of Borrower to, verifications of its Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to Borrower's Accounts and any other Collateral; and (xi) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

 		11.1.3	The power of attorney granted pursuant to this Section
11.1, being coupled with an interest, shall be irrevocable by Borrower until all of the Obligations are paid and satisfied in full.

1 .	Indemnity.  Borrower hereby agrees to indemnify Lender and hold
Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) on account of, or as the result of, a claim made, asserted or initiated by any Person other than a Loan Party that any Loan Party has failed to observe, perform or discharge such Loan Party's duties hereunder or under any of the Loan Documents. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including, without limitation, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or any Loan Party on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations, by reason of any existing or hereafter enacted federal, state, foreign or local statute, rule or regulation, Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes, including, without limitation, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against all liability in connection therewith. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this
Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

2 .	Modification of Agreement; Sale of Interest.  This Agreement may
not be modified, altered or amended, except by an agreement in writing signed by each Loan Party and Lender. No Loan Party may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Loan Party's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Each Loan Party hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder; provided, however, no such sale, assignment, participation, transfer or other disposition by Lender will result in any diminution of the rights and obligations of the Loan Parties under this Agreement and the other Loan Documents. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Each Loan Party agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents; provided, however, Borrower shall not be responsible for reimbursing Lender for any fees or expenses incurred by Lender in connection with any such sale, participation or assignment. Each Loan Party further agrees that Lender may disclose credit information regarding such Loan Party and its Subsidiaries to any potential participant or assignee.

3 .	Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4 .	Successors and Assigns.  This Agreement, the Other Agreements and
the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Loan Party and Lender permitted under Section
11.3 hereof.

5 .	Cumulative Effect; Conflict of Terms.  The provisions of the Other
Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

6 .	Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

7 .	Notice.  All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three Business Day after deposit in the mail, postage prepaid, or one (1) Business Day after deposit with an overnight courier, addressed as follows:

 		If to Lender:	Shawmut Capital Corporation
 				6060 J. A. Jones Drive, Suite 200
 				Charlotte, North Carolina 28287
 				Attention:  Southeast Loan Administration

 		With a copy to:	Carruthers & Roth, P.A.
 				235 North Edgeworth Street
 				Greensboro, North Carolina 27401
 				Attention:  Kenneth M. Greene, Esq.

 		If to Borrower:	Atlantic Coast Airlines
 				1 Export  Drive
 				Sterling, Virginia 20164
 				Attention: Director of Treasury Management

 		If to Parent:	Atlantic Coast Airlines, Inc.
 				1 Export  Drive
 				Sterling, Virginia 20164
 				Attention: Senior Vice-President and General Counsel

 		With a copy to:	Bagileo, Silverberg & Goldman, L.L.P.
 				Georgetown Place, Suite 120
 				1101 30th Street, Northwest
 				Washington, D.C.  20007
 				Attention:  Robert P. Silverberg, Esq.

 or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

8 .	Credit Inquiries.  Each Loan Party hereby authorizes and permits
Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning a Loan Party or any of its Subsidiaries.

9 .	Time of Essence.  Time is of the essence of this Agreement, the
Other Agreements and the Security Documents.

10 .	Entire Agreement; Appendix A and Exhibits.  This Agreement and the
other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written, including, without limitation, the letter from Lender to Borrower dated July 17, 1995. Appendix A and each of the exhibits attached hereto are incorporated into this Agreement and by this reference made a part hereof.

11 .	Interpretation.  No provision of this Agreement or any of the other
Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

12 .	GOVERNING LAW; CONSENT TO FORUM.  THIS  AGREEMENT  HAS  BEEN
NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NORTH CAROLINA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL
SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NORTH CAROLINA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE
DIFFERENT  FROM  OR  INCONSISTENT  WITH  THE  LAWS  OF  NORTH  CAROLINA.  AS
PART  OF  THE  CONSIDERATION  FOR  NEW  VALUE  RECEIVED,  AND  REGARDLESS  OF
ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY LOAN PARTY OR LENDER, EACH LOAN PARTY HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF MECKLENBURG COUNTY, NORTH CAROLINA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE WESTERN
DISTRICT  OF  NORTH  CAROLINA,  CHARLOTTE  DIVISION,  SHALL  HAVE NON-EXCLUSIVE
 JURISDICTION  TO  HEAR  AND  DETERMINE  ANY  CLAIMS  OR  DISPUTES  BETWEEN
SUCH LOAN PARTY  AND  LENDER  PERTAINING  TO  THIS  AGREEMENT  OR  TO  ANY
MATTER  ARISING  OUT  OF  OR  RELATED  TO  THIS  AGREEMENT.    EACH LOAN PARTY
 EXPRESSLY  SUBMITS  AND  CONSENTS  IN  ADVANCE  TO  SUCH  JURISDICTION  IN
ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH LOAN PARTY MAY HAVE BASED UPON
 LACK  OF  PERSONAL  JURISDICTION,  IMPROPER  VENUE  OR  FORUM  NON  CONVENIENS
 AND  HEREBY  CONSENTS  TO  THE  GRANTING  OF  SUCH  LEGAL  OR  EQUITABLE
RELIEF  AS  IS  DEEMED  APPROPRIATE  BY  SUCH  COURT.    EACH LOAN PARTY
HEREBY  WAIVES  PERSONAL  SERVICE  OF  THE  SUMMONS,  COMPLAINT  AND  OTHER
PROCESS  ISSUED  IN  ANY  SUCH  ACTION  OR  SUIT  AND  AGREES  THAT  SERVICE
OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT
THEREOF  OR  3  DAYS  AFTER  DEPOSIT  IN  THE  U.S.  MAILS,  PROPER  POSTAGE
PREPAID.   NOTHING  IN  THIS  AGREEMENT  SHALL  BE  DEEMED  OR  OPERATE  TO
AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF
 ANY  JUDGMENT  OR  ORDER  OBTAINED  IN  SUCH  FORUM  OR  THE  TAKING  OF  ANY
 ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

13 .	WAIVERS BY LOAN PARTIES.    EACH LOAN PARTY  WAIVES  (i)  TO  THE
FULLEST  EXTENT  PROVIDED  BY  APPLICABLE  LAW,  THE  RIGHT  TO  TRIAL  BY
JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEED-ING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY
OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, PRESENTMENT, DEMAND AND PROTEST AND
 NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT AND ALL OTHER NOTICES REQUIRED BY LAW; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND
 EXEMPTION  LAWS;  AND  (v)  NOTICE  OF  ACCEPTANCE  HEREOF.   EACH LOAN PARTY
 ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING
UPON  THE  FOREGOING  WAIVERS  IN  ITS  FUTURE  DEALINGS  WITH THE LOAN
PARTIES.    EACH LOAN PARTY  WARRANTS  AND  REPRESENTS  THAT  IT  HAS  REVIEWED
 THE  FOREGOING  WAIVERS  WITH  ITS  LEGAL  COUNSEL  AND  HAS  KNOWINGLY  AND
VOLUNTARILY  WAIVED  ITS  JURY  TRIAL  RIGHTS  FOLLOWING  CONSULTATION  WITH
LEGAL  COUNSEL.    IN  THE  EVENT  OF  LITIGATION,  THIS  AGREEMENT  MAY  BE
FILED  AS  A  WRITTEN  CONSENT  TO  A  TRIAL  BY  THE  COURT.
14

	IN WITNESS WHEREOF, this Agreement has been duly executed under seal on the day and year specified at the beginning of this Agreement.

ATTEST:					ATLANTIC COAST AIRLINES
						("Borrower")



_________________________________________ 	By:_________________________________
Secretary				   	Title:___________________________
[CORPORATE SEAL]




ATTEST:					ATLANTIC COAST AIRLINES, INC.
						("Parent")



_________________________________________ 	By:_________________________________
Secretary				   	Title:___________________________
[CORPORATE SEAL]




						Accepted in Charlotte, North Carolina



													SHAWMUT CAPITAL CORPORATION
							("Lender")


						By:_______________________________
						   Title:_________________________

SCC\ATLANTIC\ATLANTIC.LSA
3/HAB/10-10-95


	APPENDIX  A

	GENERAL  DEFINITIONS


		When used in the Loan and Security Agreement, dated of even date herewith, by and between Shawmut Capital Corporation and Atlantic Coast
Airlines and Atlantic Coast Airlines, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

		ACH - Airline Clearing House, Inc., a Delaware corporation.

		ACH Agreement - the Associate Membership Agreement, dated January 3, 1992, which incorporates by reference the Agreement Relating to the Settlement of Interline Accounts through Airlines Clearing House, Inc. dated as of February 1, 1948, as amended from time to time, each among ACH, certain air carriers that are and may become party thereto, and Borrower.

		ACH Procedure Manual - the Manual of Procedure for the clearing and settlement functions of ACH as in effect from time to time.

		Account - any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument, Document or Chattel Paper, whether secured or unsecured, and whether or not earned by performance.

		Account Debtor - any Person who is or may become obligated under or on account of an Account.

		Adjusted Tangible Assets - with respect to any Person, all assets of such Person except: (i) any surplus resulting from any write-up of assets subsequent to the Closing Date; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of such Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

		Affiliate - as to any Person, any other Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of such Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of such Person. For the purposes of the Agreement, United shall not be deemed an Affiliate of a Loan Party.

		Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, as the same may hereafter be amended, modified, supplemented or restated from time to time, all exhibits hereto and this Appendix A.

		Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; orders, judgments and decrees of all courts and arbitrators; and all Environmental
Laws.

		Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

		Availability Reserve - on any date of determination thereof, an amount equal to the sum of (i) any amounts which Borrower is obligated to pay pursuant to the provisions of the Loan Documents but does not pay when due and which Lender elects to pay pursuant to any of the Loan Documents for the account of Borrower; and (ii)the estimated cost of services ordered by Borrower from United under the United Express Emergency Response Agreement; and (iii) such reserves established by Lender in such amounts, and with respect to such matters, events, conditions or contingencies as to which Lender, in its credit judgment based upon its usual and customary credit and collateral considerations, determines reserves should be established from time to time, including, without limitation, with respect to (1) improper billings, other billing and settlement errors which occur from time to time under the ACH Procedures Manual, and (2) other sums chargeable against Borrower's Loan Account as Revolver Loans under any section of the Agreement.

		Average Monthly Loan Balance - the amount obtained by adding the aggregate unpaid balance of all Loans owing by Borrower to Lender at the end of each day during the month in question and by dividing that sum by the number of days in such month.

		Bank - Shawmut Bank Connecticut, N.A.

		Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

		Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

				(i)	the amount of the Revolver Loan Facility; or

				(ii)	the sum of:

					(a) sixty-five percent (65%) of the net amount
of Eligible Accounts outstanding at such date;

	MINUS

					(b) the Availability Reserve.

		For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), sales taxes, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time (including current amounts owing by Borrower to United under the United Express Agreements).

		Borrowing Base Certificate - a certificate submitted by Borrower certifying to Lender the amount of Borrower's Eligible Accounts as of a specific date, and rendition of air transportation services and Accounts of Borrower collected since the date of the previous Borrowing Base Certificate, such certificate to be in form and detail satisfactory to Lender.

		Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of North Carolina or the State of Illinois or is a day on which banking institutions located in such states are closed.

		Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

		Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

		Chattel Paper - shall have the meaning ascribed to "chattel paper" under the Code.

		Clearing Bank - The Chase Manhattan Bank, N.A., and any successor clearing bank under the ACH Procedure Manual.

		Clearing Bank Account - The account maintained by Borrower at the Clearing Bank in which, pursuant to the ACH Procedure Manual, all funds due and payable to Borrower are credited.

		Closing Date - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied and the initial Revolver Loan is made under the Agreement.

		Code - the Uniform Commercial Code as adopted and in force in the State of North Carolina, as from time to time in effect.

		Collateral - all of the Property and interests in Property of Borrower described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

		Congress - Congress Financial Corporation.

		Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

		Consolidated Adjusted Net Earnings From Operations - with respect to any Person for any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of such Person and its Subsidiaries, as reflected on the financial statements of such Person supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

				(i)   any gains arising from the sale of capital assets
during such fiscal period which are, in the aggregate for all such gains, in excess of 100,000;

				(ii)   any gain arising from any write-up of assets;

				(iii)  earnings of any Subsidiary of any such Person
accrued prior to the date it became a Subsidiary of such Person;

				(iv)   earnings of any corporation, substantially all
the assets of which have been acquired in any manner by such Person, realized by such corporation prior to the date of such acquisition;

				 (v)   any portion of the net earnings of any
Subsidiary of such Person which for any reason is unavailable for payment of dividends to such Person;

				 (vi)   the earnings of any Person to which any assets
of such Person shall have been sold, transferred or disposed of, or into which such Person shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

				(viii)   any gain arising from the acquisition of any
Securities of such Person; and

				  (ix)   any gain arising from extraordinary or
non-recurring items.

		Consolidated Adjusted Tangible Net Worth - with respect to any Person, at any date means a sum equal to:

				(i)   the net book value (after deducting related
depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of such Person and its Subsidiaries would be shown on a Consolidated balance sheet at such date in accordance with GAAP, minus

				(ii)   the amount at which the liabilities of such
Person and its Subsidiaries (other than capital stock and surplus) would be shown on such Consolidated balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

		Consolidated Cash Flow - with respect to any Person for any fiscal period, the sum of (i) Consolidated Adjusted Net Earnings From Operations of such Person for such fiscal period, plus (ii) depreciation and amortization expense of such Person for such fiscal period which were subtracted from earnings in calculating Consolidated Adjusted Earnings From Operations of such Person for such fiscal period, minus (iii) Capital Expenditures not financed by Permitted Purchase Money Indebtedness which are incurred by such Person during such fiscal period, minus (iv) Distributions paid by such Person during such fiscal period.

		Consolidated Current Assets - with respect to any Person at any date means the amount at which all of the Consolidated current assets of such Person would be properly classified as Consolidated current assets shown on a Consolidated balance sheet of such Person at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

		Consolidated Current Liabilities - with respect to any Person at any date means the amount at which all of the Consolidated current liabilities of such Person would be properly classified as Consolidated current liabilities on a Consolidated balance sheet of such Person at such date in accordance with GAAP.

		Consolidated Debt Service Coverage Ratio - with respect to any Person for any period of determination, the ratio of (i) Consolidated Cash Flow of such Person for such period to (ii) payments of principal on Indebtedness for Money Borrowed required to be paid by such Person during such period

		Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

		Default Rate - as defined in subsection 2.1.3 of the Agreement.

		Distribution - in respect of any corporation means and includes:
(i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities (or any warrant or option for the purchase of any such Securities) unless made contemporaneously from the net proceeds of the sale of Securities.

		Document - shall have the meaning ascribed to "document" under the Code.

		Dollars - and the sign $ shall refer to currency of the United States of America.

		Eligible Account - an inter-airline Account of Borrower arising and created in the ordinary course of Borrower's business from the rendition of air transportation and related services which Lender, in its sole credit judgment, based upon its usual and customary credit and collateral considerations, deems to be an Eligible Account.  To be an Eligible Account, such Account must be subject to Lender's perfected Lien and no other Lien other than a Permitted
Lien, must be cleared and collected through the Clearing Bank pursuant to the
ACH Procedure Manual, and must be billed monthly by a recap sheet submitted to
ACH, no later than the nineteenth (19th) day of each month, for all air transportation and related services rendered and revenues earned during the preceding month.  Without limiting the generality of the foregoing, no Account of Borrower shall be an Eligible Account if:

				 (i)   it arises out of air transportation and related
services rendered by Borrower to a Subsidiary, or an Affiliate of Borrower, or
to a Person controlled by an Affiliate of Borrower; or

				(ii)   payment of such Account is not received from the
ACH within fifteen (15) days after the Settlement Date for such Account; or

				(iii)   any covenant, representation or warranty
contained in the Agreement with respect to such Account has been breached; or

				 (iv)   in the case of Accounts owing by United, are
subject to any right of offset other than United's right of setoff for amounts owing under the United Express Agreements, and, in the case of all other
Accounts, the Account Debtor is also Borrower's creditor or supplier, or the
Account Debtor has disputed liability with respect to such Account, or the
Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is subject to any right of setoff by the Account Debtor; or

				 (v)   the Account Debtor has commenced a voluntary
case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

				(vi)   the Account is evidenced by Chattel Paper or an
Instrument of any kind, or has been reduced to judgment; or

				(vii) the Account is contingent in any respect or for
any reason; or

				(viii)   the Account Debtor is the United States of
America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of
1940 (31 U.S.C. S203 et seq., as amended); or

				(ix)   the Account is subject to a Lien other than a
Permitted Lien; or

				(x)   the air transportation and related services
giving rise to such Account have not been performed by Borrower or the Account otherwise does not represent a final sale; or

				(xi)   Borrower has made any agreement with the Account
Debtor for any deduction therefrom, except, in the case of Accounts owing by
United, United's right of setoff for amounts owing under the United Express
Agreements; or

				 (xii)   Borrower has made an agreement with the
Account Debtor to extend the time of payment thereof; or

				(xiii)   Borrower has failed to comply with the
provisions of Section 6.2.1 with respect to such Account and the Account Debtor obligated thereon; or

				(xiv)   It is not based upon or evidenced by passenger
tickets, exchange orders or other passenger billing documents which have been separated and put into batches in accordance with the requirements of the ACH
Procedure Manual.

		Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

		ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

		Event of Default - as defined in Section 10.1 of the Agreement.

		Expiration Date - the date on which the Agreement is terminated pursuant to Section 4.1 or 4.2 thereof.

		GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

		General Intangibles - with respect to any Person, all general intangibles of Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

		Guarantor - Parent and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

		Guaranty Agreement - the Guaranty Agreement executed by each Guarantor in form and substance satisfactory to Lender.

		IATA - International Air Transport Association.

		Indebtedness - as applied to a Person means, without duplication:

				(i)	all items which in accordance with GAAP would be
included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,



				(ii)	all obligations of other Persons which such
Person has guaranteed,

				(iii)	all reimbursement obligations in connection with
letters of credit or letter of credit guaranties issued for the account of such
Person, and

				(iv)	in the case of Borrower (without duplication),
the Obligations.

		Instrument - shall have the meaning ascribed to "instrument" under the Code.

		JSX - JSX Capital Corporation, a Delaware corporation, and its successors and assigns.

		JSX Intercreditor Agreement - the intercreditor agreement to be executed on or about the Closing Date between Lender and JSX, and to be acknowledged by the Loan Parties, setting forth Lender's and JSX's relative rights and interests in Indebtedness and Property of Borrower, all in form and substance satisfactory to Lender.

		Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

		Loan - a Revolver Loan or all or any of them as the context may require.

		Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

		Loan Documents - the Agreement, the Other Agreements and the
Security Documents.

		Loan Year - the twelve-month period commencing on November 1 of each year and ending on October 31 of the following year, except that the First Loan Year shall commence on the Closing Date and end on October 31, 1996. References to a numerical Loan Year shown below shall mean the period corresponding thereto:

		   Loan Year					Period

		First Loan Year			Closing Date through October 31,
1996

		Second Loan Year		November 1, 1996 through October 31, 1997



		Third Loan Year			November 1, 1997 through October 31,
1998

		Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has or may be reasonably expected to have a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has or may be reasonably expected to have any material adverse effect upon the Collateral, the Liens of Lender with respect to the Collateral or the priority of such Liens; or (iv) materially impairs the ability of the Loan Parties and their respective Subsidiaries or any Guarantor to perform their respective obligations under the Agreement, any Guaranty Agreement or any of the other Loan Documents or of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

		Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent permitted by Applicable Law, under such Applicable Law that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Law now allows. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may
be).

		Money Borrowed - with respect to any Person means (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending by any other Person of money to such Person, (a) which is represented by notes payable or drafts accepted that evidence extensions of credit, (b) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or
(c) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property;
(iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses
(i) through (iii) hereof, if owed directly by such Person.

		Multiemployer Plan - has the meaning set forth in Section
4001(a)(3) of ERISA.

		Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

		Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from the Loan Parties or any of them to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the
Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

		Original Term - as defined in Section 4.1 of the Agreement.

		Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by a Loan Party, any Subsidiary of a Loan Party or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

		Overadvance - a Revolver Loan made by Lender when an Overadvance Condition exists or would result from the making of such Revolver Loan.

		Overadvance Condition - at any date, a condition such that the principal amount of the Revolver Loans outstanding to Borrower on such date exceeds the Borrowing Base on such date.

		Permitted Liens - any Lien of a kind specified in subsection 8.2.4 of the Agreement.

		Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof.

		Plan - an employee benefit plan now or hereafter maintained for employees of a Loan Party that is covered by Title IV of ERISA.

		Projections - The Loan Parties' forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements, and (iii) cash flow statements, all prepared on a consistent basis with the Loan Parties' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

		Properly Contested - in the case of any Indebtedness of any Loan Party or any of its Subsidiaries (including, but not limited to, any taxes or other governmental charges) that is not paid as and when due or payable by reason of such Loan Party's or any Subsidiary's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material
Adverse Effect; (iv) no Lien is imposed upon such Loan Party's or any Subsidiary's Property with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to taxes that have priority as a matter of any state's Applicable Laws); and (v) if such contest is abandoned, settled or determined adversely to such Loan Party or any of its Subsidiaries, such Loan Party forthwith pays such Indebtedness and all penalties and interest in connection therewith.
		Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

		Related United Express Agreements - those agreements between United and Borrower described on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

		Renewal Term - as defined in Section 4.1 of the Agreement.

		Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

		Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

				(i)   investments in one or more Subsidiaries of a Loan
Party to the extent existing on the Closing Date;

				(ii)   Property to be used in the ordinary course of
business;

				(iii)   Consolidated Current Assets arising from the
sale of goods and services in the ordinary course of business of a Loan Party and its Subsidiaries;

				(iv)   investments in direct obligations of the United
States of America, or any agency thereof or obligations guaranteed by the
United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

				(v)   investments in certificates of deposit maturing
within one year from the date of acquisition issued by (a) a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000, or (b) for a period of six (6) months after the Closing Date, Riggs National
Bank;

				(vi)   investments in commercial paper given a rating
of A or better by a national credit rating agency and maturing not more than
270 days from the date of creation thereof; and

				(vii) investments in certificates of deposit (a) issued
by a bank which issues a letter of credit for the account of a Loan Party, (b)
securing the reimbursement obligations of a Loan Party with respect to such letter of credit, and (c) maturing on a date corresponding to the expiration date of such letter of credit.

		Revolver Loan - a Loan made by Lender as provided in Section 1.1 of the Agreement.

		Revolver Loan Facility - $20,000,000, as reduced from time to time pursuant to Section 1.3 of the Agreement; provided, however, that, for all purposes of the Agreement except for the calculation of the unused line fee payable by Borrower to Lender pursuant to Section 2.2.2 of the Agreement, the Revolver Loan Facility shall not exceed $17,000,000 until such time as Lender shall have received an amendment to the JSX Intercreditor Agreement, duly executed by JSX and acknowledged by Borrower in a form satisfactory to Lender, increasing the maximum principal amount of the Obligations permitted to be secured by Lender's first priority Lien in the Collateral from the sum of $17,000,000 to the sum of $20,000,000.

		Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

		Security Documents - each Guaranty Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

		Settlement Date - in the case of ACH transactions between Borrower and an Account Debtor, the twenty-eighth (28th) calendar day of the month following the month in which the air transportation services are rendered and revenues earned, and, in the case of IATA transactions between Borrower and an Account Debtor, the fifteenth (15th) calendar day of the second month following the month in which the air transportation services are rendered and revenues earned, and, if such calendar day falls on a Saturday, Sunday or legal holiday observed by the Clearing Bank, the Settlement Date shall be the next working day.

		Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is generally able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

		Specified Percentage - as defined in Section 2.1.1 of the Agreement.

		Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting
Stock at the time of determination.

		United - United Airlines, Inc., a Delaware corporation.

		United Express Agreements - the United Express Operating Agreement and the Related United Express Agreements or any one or more of them as the context may require.

		United Express Emergency Response Agreement - the Emergency Response Services Agreement between United and Borrower dated June 23, 1995, which constitutes one of the United Express Related Agreements.

		United Express Operating Agreement - the United Express Agreement between United and Borrower, dated October 1, 1991, as the same is amended, modified, supplemented or restated from time to time, pursuant to which, among other things, Borrower has acquired a non-exclusive license to use trademarks, service marks, trade names, and logos and related intellectual property rights in the operations of Borrower's business.

		United Express Termination Date - the termination date of the United Express Operating Agreement as that date may be modified pursuant to the terms of the United Express Operating Agreement and as may be permitted by the terms of the Agreement.

		United Non-Offset Agreement - the non-offset agreement to be executed by Lender and United on or about the Closing Date pursuant to which United agrees to limit its right of setoff against Borrower to current amounts owing by Borrower to United under the United Express Agreements, all in form and substance satisfactory to Lender.

		Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

		Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

		Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Whenever in the Agreement the word "including" is used, it is understood to mean "including, without limitation". Any pronoun used shall be deemed to cover all genders.
The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement.
All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.



	IN WITNESS WHEREOF, the parties have caused this Appendix to be duly executed by their duly authorized officers on October __, 1995.

ATTEST:					ATLANTIC COAST AIRLINES
						("Borrower")



_________________________________________ 	By:_________________________________
Secretary				   	Title:___________________________
[CORPORATE SEAL]




ATTEST:					ATLANTIC COAST AIRLINES, INC.
						("Parent")



_________________________________________ 	By:_________________________________
Secretary				   	Title:___________________________
[CORPORATE SEAL]



						Accepted in Charlotte, North Carolina


						SHAWMUT CAPITAL CORPORATION
							("Lender")


						By:__________________________________
						    Title:______________________________


	LIST OF EXHIBITS


Exhibit A			Related United Express Agreements
Exhibit B			Each Loan Party's Chief Executive Office and Business
Locations
Exhibit C			Jurisdictions in which each Loan Party is Authorized to
do Business
Exhibit D			Capital Structure of Each Loan Party
Exhibit E			Corporate Names
Exhibit F			Tax Identification Numbers of Subsidiaries
Exhibit G			Patents, Trademarks, Copyrights and Licenses
Exhibit H			Contracts Restricting Borrower's Right to Incur Debts
Exhibit I			Litigation
Exhibit J			Pension Plans
Exhibit K			Labor Contracts
Exhibit L			Compliance Certificate


	EXHIBIT A

	RELATED UNITED EXPRESS AGREEMENTS



	EXHIBIT B

	CHIEF EXECUTIVE OFFICES

1.	Borrower currently has the following chief executive office:




2.	Parent currently has the following chief executive office:




3.	Borrower maintains its books and records relating to Accounts and General
Intangibles at:




4.	Parent maintains its books and records relating to Accounts and General
Intangibles at:




	EXHIBIT C

	JURISDICTIONS IN WHICH THE LOAN PARTIES
		ARE AUTHORIZED TO DO BUSINESS


		Name of Entity
Jurisdictions

		Borrower						California, Virginia,
Georgia, Connecticut, Kentucky, Maine, Maryland, Massachusetts, New Hampshire,
New Jersey, New York, North Carolina, Ohio, Rhode Island, South Carolina,
Tennessee, Vermont and West Virginia

		Parent  						Delaware and Virginia


	EXHIBIT D

	CAPITAL STRUCTURE

1.	The name of each Loan Party's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

	Borrower: 		NONE


	Parent:		NONE


 2.	The classes and number of authorized shares of each Loan Party and the record owner of such shares are as follows:

	Borrower:


Class of Stock
Number of Shares
Issued and Outstanding
Number of Shares
Authorized but Unissued

Common
All owned by Parent












	Parent: 		The common stock of Parent is publicly traded.  All of
the preferred shares of Parent are currently held by JSX Capital Corporation.


Class of Stock
Number of Shares
Issued/ Outstanding
Number of Shares
Authorized but Unissued

Common
8,347,524/8,335,024
8,652,476

Preferred
3,825/3,825
4,175






The above information is as of June 30, 1995.

3.	The number, nature and holder of all other outstanding Securities of each
Loan Party are as follows:

	There are no other Securities of the Loan Parties than those set forth in items 2 & 3 above.



	EXHIBIT E

	CORPORATE NAMES

1.	Borrower's correct corporate name, as registered with the Secretary of
State of the State of California, is:

		Atlantic Coast Airlines

2.	Parent's correct corporate name, as registered with the Secretary of
State of the State of Delaware, is:

		Atlantic Coast Airlines, Inc.

3.	In the conduct of its business, Borrower has used the following names:


4.	In the conduct of its business, Parent has used the following names:




	EXHIBIT F

	TAX IDENTIFICATION NUMBERS OF EACH LOAN PARTY


			Entity						Number

	   Borrower 						77-0291749

	   Parent							13-3621051


	EXHIBIT G

	PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES


	With the exception of computer software licenses, neither Borrower nor Parent has any patents, trademarks, copyrights, service marks, tradenames, licenses and other similar rights other than those licensed from United under the United Express Agreements.


	EXHIBIT H

	CONTRACTS RESTRICTING LOAN PARTY'S RIGHT TO INCUR DEBTS


1.	Contracts that restrict the right of Borrower to incur Indebtedness:

Title of Contract
Identity of
Parties
Nature of
Restriction
Term of Contract

















2.	Contracts that restrict the right of Parent to incur Indebtedness:

Title of Contract
Identity of
Parties
Nature of
Restriction
Term of Contract



















	EXHIBIT I

	LITIGATION


1.	Actions, suits, proceedings and investigations pending against any Loan
Party:


Title of Action
Nature of Action
Complaining
Parties
Jurisdiction or
Tribunal

	NONE
















2.	The only threatened actions, suits, proceedings or investigations of which any Loan Party is aware are as follows:

			NONE


	EXHIBIT J

	PENSION PLANS

The Loan Parties have the following Plans:

Party
Type of Plan

Atlantic Coast Airlines, Inc.
Employees Stock Ownership Plan
Employee Stock Ownership Plan

Atlantic Coast Airlines 401(k) Plan
401(k) Plan

Atlantic Coast Airlines Pilot 401(k)
Plan
401(k) Plan






	EXHIBIT K

	COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES


1.	The Loan Parties are parties to the following collective bargaining agreements:

Type of Agreement
Parties
Term of Agreement

Collective Bargaining
Agreement
ACA-Association of
Flight Attendants, AFL-
CIO
May 1, 1994 - April 30,
1997

Collective Bargaining
Agreement
ACAI-Airlines Pilot
Assoc. Int.
	*







2.	Material grievances, disputes of controversies with employees are as follows:

Parties Involved
Nature of Grievance, Dispute or
Controversy

	NONE










3.	Threatened strikes, work stoppages and asserted pending demands for collective bargaining are as follows:


Parties Involved
Nature of Matter

ACA-Aircraft Mechanic Fraternal
Assoc. (Borrower has no labor
agreement with the Association)
	**





* This agreement terminates March 31, 1996 unless notice to Borrower is given 120 days prior to the termination date in which case the agreement is automatically renewed subject to the right to amend the agreement.

** The Association has threatened to take a strike vote. Borrower has brought litigation questioning the association's right to do so. Even if the litigation is unsuccessful, the NMB will not, as required, likely declare an impass, which is a condition precedent to a strike.


	EXHIBIT L

	COMPLIANCE CERTIFICATE

	[Letterhead of Parent]




								__________________, 19__




Shawmut Capital Corporation
6060 J. A. Jones Drive
Suite 200
Charlotte, North Carolina 28287


		The undersigned, a financial officer of Atlantic Coast Airlines, Inc., a Delaware corporation ("Parent"), gives this certificate to Shawmut Capital Corporation ("Lender") in accordance with the requirements of subsection 8.1.3 of that certain Loan and Security Agreement dated October 12, 1995, between Parent and its Subsidiary Atlantic Coast Airlines and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

			1.	Based upon my review of the Consolidated balance sheets
and statements of income of the Loan Parties for the [fiscal year] [quarterly period] ending __________________, 19__, copies of which are attached hereto, I hereby certify that:

			(a)	Consolidated Adjusted Tangible Net Worth for the period
is $_______________;

			(b)	Consolidated Adjusted Earnings From Operations for the
period is $_______________;

			(c)	Consolidated Debt Service Coverage Ratio for the period
is ____ to 1.0; and

			(d)	Capital Expenditures during the period and for the
fiscal year to date total $__________ and $__________, respectively.

			2.	No Default exists on the date hereof, other than:
__________________ _______________________________________________ [if none, so state]; and

			3.	No Event of Default exists on the date hereof, other
than __________________ _________________________________________ [if none, so state].


							Very truly yours,



							_______________________________
							A Financial Officer










	__________________________________________________

	ATLANTIC COAST AIRLINES, INC.
	ATLANTIC COAST AIRLINES

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	LOAN  AND  SECURITY  AGREEMENT

	Dated: October 12, 1995

	$20,000,000


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	SHAWMUT CAPITAL CORPORATION
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	TABLE OF CONTENTS
	Page

SECTION 1.		CREDIT  FACILITY	-1-
	1.1.	Loans	-1-
	1.2.	Use of Proceeds of Revolver Loans	-1-
	1.3.	Reduction of Revolver Loan Facility	-1-

SECTION 2.		INTEREST,  FEES  AND  CHARGES	-1-
	2.1.	Interest	-1-
	2.2	Fees.	-3-
	2.3.	Computation of Interest and Fees	-3-
	2.4.	Audit and Appraisal Fees and Expenses	-3-
	2.5.	Reimbursement of Expenses	-3-
	2.6.	Bank Charges	-4-
	2.7.	Capital Adequacy	-4-

SECTION 3.		LOAN  ADMINISTRATION	-4-
	3.1.	Manner of Borrowing Loans and Disbursements	-4-
	3.2.	Payments	-5-
	3.3.	Application of Payments and Collections	-6-
	3.4.	All Loans to Constitute One Obligation	-6-
	3.5.	Loan Account	-6-
	3.6.	Statements of Account	-6-

SECTION 4.		TERM  AND  TERMINATION	-6-
	4.1.	Term of Agreement	-6-
	4.2.	Termination	-6-

SECTION 5.		SECURITY  INTERESTS	-7-
	5.1.	Security Interest in Collateral	-7-
	5.2.	Lien Perfection; Further Assurances	-8-

SECTION 6.		COLLATERAL  ADMINISTRATION	-8-
	6.1.	General	-8-
	6.2.	Administration of Accounts	-8-
	6.3.	Payment of Charges	-9-

SECTION 7.		REPRESENTATIONS  AND  WARRANTIES	-10-
	7.1.	General Representations and Warranties	-10-
	7.2.	Continuous Nature of Representations and Warranties	-13-
	7.3.	Survival of Representations and Warranties	-13-

SECTION 8.		COVENANTS  AND  CONTINUING  AGREEMENTS	-13-
	8.1.	Affirmative Covenants	-13-
	8.2.	Negative Covenants	-15-
	8.3.	Specific Financial Covenants	-17-

SECTION 9.		CONDITIONS  PRECEDENT	-19-
	9.1.	Conditions Precedent to Initial Revolver Loan on Closing Date	-19-
	9.2.	Conditions Precedent to All Revolver Loans	-21-
	9.3.	Waiver of Conditions Precedent	-21-

SECTION 10.	EVENTS  OF  DEFAULT;  RIGHTS  AND  REMEDIES  ON  DEFAULT	-21-
	10.1.	Events of Default	-21-
	10.2.	Acceleration of the Obligations	-23-
	10.3.	Other Remedies	-23-
	10.4.	Remedies Cumulative; No Waiver	-24-

SECTION 11.	MISCELLANEOUS	-24-
	11.1.	Power of Attorney	-24-
	11.2.	Indemnity	-25-
	11.3.	Modification of Agreement; Sale of Interest	-25-
	11.4.	Severability	-25-
	11.5.	Successors and Assigns	-26-
	11.6.	Cumulative Effect; Conflict of Terms	-26-
	11.7.	Execution in Counterparts	-26-
	11.8.	Notice	-26-
	11.9.	Credit Inquiries	-26-
	11.10.	Time of Essence	-27-
	11.11.	Entire Agreement; Appendix A and Exhibits	-27-
	11.12.	Interpretation	-27-
	11.13.	GOVERNING LAW; CONSENT TO FORUM	-27-
	11.14.	WAIVERS BY LOAN PARTIES	-27-



(..continued)